Exhibit 5.2

October 1, 2015

ReWalk Robotics Ltd.

Kochav Yokneam Building, Floor 6

P.O. Box 161

Yokneam Ilit 20692, Israel

Re: ReWalk Robotics Ltd. – Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. counsel for ReWalk Robotics Ltd., an Israeli company organized under the laws of the State of Israel (the “Company”) in connection with the preparation of a registration statement on Form F-3 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”), filed with the United States Securities and Exchange Commission (the “SEC”) on October 1, 2015, as thereafter amended or supplemented. The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to a $100,000,000 aggregate amount of ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), by the Company, warrants to purchase Ordinary Shares and debt securities (the “Debt Securities”). In addition, the Registration Statement relates to the resale from time to time by the selling shareholders of up to 3,614,808 Ordinary Shares.

Each series of Debt Securities will be issued under an indenture substantially in the form of the exhibit to the Registration Statement, as amended or supplemented from time to time (the “Indenture”), between the Company and a trustee named in the applicable Prospectus Supplement (each, a “Trustee”).  This opinion letter is rendered pursuant to Item 601(b)(5) of Regulation S-K.

We have examined such certificates of public officials and certificates of officers of the Company, and the originals (or copies thereof, certified or otherwise identified to our satisfaction) of such corporate documents, records and papers of the Company, and such other documents, records and papers as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

Our opinions set forth herein are limited to the laws of the State of New York and we do not express any opinion herein concerning any other laws.  Various issues concerning the laws of the State of Israel are addressed in the opinion of Goldfarb Seligman & Co., separately provided to you.  We express no opinion with respect to those matters, except as expressly set forth herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and pursuant to any corporate action necessary to authorize and approve the issuance and terms of any Debt Securities, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity).

With your consent, we have assumed (a) that the Indenture will be authorized, executed and delivered by the parties thereto, (b) that the Company is validly existing and has the power to enter into the Indenture under the laws of the State of Israel, (c) that the Indenture will constitute a legally valid and binding obligation of the parties thereto other than the Company, enforceable against such parties in accordance with its respective terms, and (d) that the status of the Indenture as a legally valid and binding obligation of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,

/s/ White & Case LLP

White & Case LLP